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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 31, 1997, except as to the refund of certain FCC downpayments and the loan repayment described in Notes 1 and 11, which are as of February 6, 1997, relating to the financial statements of NextWave Telecom Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

San Diego, California

February 6, 1997